Exhibit 99.1

Boeing Reports Fourth-Quarter Results
Fourth Quarter 2022
•Generated $3.5 billion of operating cash flow and $3.1 billion of free cash flow (non-GAAP); cash and marketable securities of $17.2 billion
•Certification efforts continue on 737-7 and 737-10
•Delivered 152 commercial airplanes and recorded 376 net orders
Full Year 2022
•Generated $3.5 billion of operating cash flow and $2.3 billion of free cash flow (non-GAAP)
•Delivered 480 commercial airplanes and recorded 808 net orders
•Total company backlog grew to $404 billion; including over 4,500 commercial airplanes
Outlook for 2023
▪Reaffirming guidance: $4.5-$6.5 billion of operating cash flow and $3.0-$5.0 billion free cash flow (non-GAAP)

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2022	2021	Change	2022	2021	Change

Revenues	$19,980	$14,793	35%	$66,608	$62,286	7%

GAAP
Loss From Operations	($353)	($4,171)	NM	($3,547)	($2,902)	NM
Operating Margin	(1.8)%	(28.2)%	NM	(5.3)%	(4.7)%	NM
Net Loss	($663)	($4,164)	NM	($5,053)	($4,290)	NM
Loss Per Share	($1.06)	($7.02)	NM	($8.30)	($7.15)	NM
Operating Cash Flow	$3,457	$716	383%	$3,512	($3,416)	NM
Non-GAAP*
Core Operating Loss	($650)	($4,536)	NM	($4,690)	($4,075)	NM
Core Operating Margin	(3.3)%	(30.7)%	NM	(7.0)%	(6.5)%	NM
Core Loss Per Share	($1.75)	($7.69)	NM	($11.06)	($9.44)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, January 25, 2023 – The Boeing Company [NYSE: BA] recorded fourth-quarter revenue of $20.0 billion, GAAP loss per share of ($1.06), and core loss per share (non-GAAP)* of ($1.75) (Table 1). Boeing also generated $3.5 billion of operating cash flow and $3.1 billion of free cash flow (non-GAAP). Results improved on commercial volume and performance.
    "We had a solid fourth quarter, and 2022 proved to be an important year in our recovery,” said Dave Calhoun, Boeing President and Chief Executive Officer. “Demand across our portfolio is strong, and we remain focused on driving stability in our operations and within the supply chain to meet our commitments in 2023 and beyond. We are investing in our business, innovating and prioritizing safety, quality and transparency in all that we do. While challenges remain, we are well positioned and are on the right path to restoring our operational and financial strength.”

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2022	2021	2022	2021
Operating Cash Flow	$3,457	$716	$3,512	($3,416)
Less Additions to Property, Plant & Equipment	($326)	($222)	($1,222)	($980)
Free Cash Flow*	$3,131	$494	$2,290	($4,396)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to $3.5 billion in the quarter, reflecting higher commercial deliveries and timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q4 22	Q3 22
Cash	$14.6	$13.5
Marketable Securities[1]	$2.6	$0.8
Total	$17.2	$14.3

Consolidated Debt	$57.0	$57.2
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities increased to $17.2 billion, compared to $14.3 billion at the beginning of the quarter, primarily driven by cash from operations (Table 3). The company has access to credit facilities of $12.0 billion, which remain undrawn.
Total company backlog at quarter-end was $404 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Commercial Airplanes Deliveries	152	99	54%	480	340	41%

Revenues	$9,224	$4,750	94%	$25,867	$19,493	33%
Loss from Operations	($626)	($4,454)	NM	($2,370)	($6,475)	NM
Operating Margin	(6.8)%	(93.8)%	NM	(9.2)%	(33.2)%	NM
Commercial Airplanes fourth-quarter revenue increased to $9.2 billion driven by higher 737 and 787 deliveries, partially offset by 787 customer considerations (Table 4). Operating margin of (6.8) percent also reflects abnormal costs and period expenses, including research and development.
The 737 program is stabilizing production rate at 31 per month with plans to ramp production to approximately 50 per month in the 2025/2026 timeframe. Additionally, the 787 program continues at a low production rate with plans to ramp production to five per month in late 2023 and to 10 per month in the 2025/2026 timeframe.
During the quarter, the company secured net orders for 376 aircraft, including an order from United Airlines for 100 737 MAX and 100 787 airplanes. Commercial Airplanes delivered 152 airplanes during the quarter and backlog included over 4,500 airplanes valued at $330 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$6,181	$5,862	5%	$23,162	$26,540	(13)%
Earnings/(loss) from Operations	$112	($255)	NM	($3,544)	$1,544	NM
Operating Margin	1.8%	(4.4)%	NM	(15.3)%	5.8%	NM
    Defense, Space & Security fourth-quarter revenue was $6.2 billion. Fourth-quarter operating margin of 1.8 percent reflects the continued operational impact of labor instability and supply chain disruption.
Defense, Space & Security delivered 45 aircraft and three satellites, including the first P-8A Poseidon to New Zealand. Also in the quarter, the Boeing-built Space Launch System core stage powered the first Artemis I mission to the moon and the T-7A program completed engine testing.
During the quarter, Defense, Space & Security captured awards from Japan for two KC-46A Tankers and from the Egyptian Air Force for 12 CH-47F Chinook helicopters. Backlog at Defense, Space & Security was $54 billion, of which 28 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$4,567	$4,291	6%	$17,611	$16,328	8%
Earnings from Operations	$634	$401	58%	$2,727	$2,017	35%
Operating Margin	13.9%	9.3%	4.6 pts	15.5%	12.4%	3.1 pts
    Global Services fourth-quarter revenue of $4.6 billion and operating margin of 13.9 percent reflect higher commercial volume, partially offset by lower government volume.
    During the quarter, Global Services finalized the U.S. Air Force F-15 depot support order and opened the Germany Distribution Center to serve 6,000+ customers with chemicals and specialty materials.
Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2022	2021	2022	2021
Revenues
Boeing Capital	$49	$63	$199	$272
Unallocated items, eliminations and other	($41)	($173)	($231)	($347)
Earnings/(loss) from Operations
Boeing Capital	$15	$7	$29	$106
FAS/CAS service cost adjustment	$297	$365	$1,143	$1,173
Other unallocated items and eliminations	($785)	($235)	($1,532)	($1,267)
Other income, net	$336	$132	$1,058	$551
Interest and debt expense	($632)	($661)	($2,533)	($2,682)
Effective tax rate	(2.2)%	11.4%	(0.6)%	14.8%
    At quarter-end, Boeing Capital's net portfolio balance was $1.5 billion. The increase in loss from other unallocated items and eliminations was driven by timing of allocations, share based compensation and deferred compensation expense. The change in other income was primarily due to increased interest rates driving increased investment income. The fourth quarter effective tax rate primarily reflects tax expense driven by an increase in the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Loss, Core Operating Margin and Core Loss Per Share
    Core operating loss is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating loss expressed as a percentage of revenue. Core (loss)/earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating (loss)/earnings, core operating margin and core loss per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the non-GAAP and GAAP measures is provided on pages 12 & 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 and page 14 for reconciliations of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) competition within our markets; (7) our non-U.S. operations and sales to non-U.S. customers; (8) changes in accounting estimates; (9) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (10) our dependence on U.S. government contracts; (11) our reliance on fixed-price contracts; (12) our reliance on cost-type contracts; (13) contracts that include in-orbit incentive payments; (14) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (15) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (16) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (17) potential environmental liabilities; (18) effects of climate change and legal, regulatory or market responses to such change; (19) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (20) substantial pension and other postretirement benefit obligations; (21) the adequacy of our insurance coverage; (22) customer and aircraft concentration in our customer financing portfolio; and (23) work stoppages or other labor disruptions.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2022	2021	2022	2021
Sales of products	$55,893	$51,386	$17,126	$12,162
Sales of services	10,715	10,900	2,854	2,631
Total revenues	66,608	62,286	19,980	14,793

Cost of products	(53,969)	(49,954)	(15,732)	(14,788)
Cost of services	(9,109)	(9,283)	(2,384)	(2,512)
Boeing Capital interest expense	(28)	(32)	(8)	(7)
Total costs and expenses	(63,106)	(59,269)	(18,124)	(17,307)
	3,502	3,017	1,856	(2,514)
(Loss)/income from operating investments, net	(16)	210	11	15
General and administrative expense	(4,187)	(4,157)	(1,430)	(988)
Research and development expense, net	(2,852)	(2,249)	(794)	(678)
Gain on dispositions, net	6	277	4	(6)
Loss from operations	(3,547)	(2,902)	(353)	(4,171)
Other income, net	1,058	551	336	132
Interest and debt expense	(2,533)	(2,682)	(632)	(661)
Loss before income taxes	(5,022)	(5,033)	(649)	(4,700)
Income tax (expense)/benefit	(31)	743	(14)	536
Net loss	(5,053)	(4,290)	(663)	(4,164)
Less: net loss attributable to noncontrolling interest	(118)	(88)	(29)	(21)
Net loss attributable to Boeing Shareholders	($4,935)	($4,202)	($634)	($4,143)

Basic loss per share	($8.30)	($7.15)	($1.06)	($7.02)

Diluted loss per share	($8.30)	($7.15)	($1.06)	($7.02)

Weighted average diluted shares (millions)	595.2	588.0	598.9	590.3

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2022	December 31 2021
Assets
Cash and cash equivalents	$14,614	$8,052
Short-term and other investments	2,606	8,192
Accounts receivable, net	2,517	2,641
Unbilled receivables, net	8,634	8,620
Current portion of customer financing, net	154	117
Inventories	78,151	78,823
Other current assets, net	2,847	2,221
Total current assets	109,523	108,666
Customer financing, net	1,450	1,695
Property, plant and equipment, net of accumulated depreciation of $21,442 and $20,538	10,550	10,918
Goodwill	8,057	8,068
Acquired intangible assets, net	2,311	2,562
Deferred income taxes	63	77
Investments	983	975
Other assets, net of accumulated amortization of of $949 and $975	4,163	5,591
Total assets	$137,100	$138,552
Liabilities and equity
Accounts payable	$10,200	$9,261
Accrued liabilities	21,581	18,455
Advances and progress billings	53,081	52,980
Short-term debt and current portion of long-term debt	5,190	1,296
Total current liabilities	90,052	81,992
Deferred income taxes	230	218
Accrued retiree health care	2,503	3,528
Accrued pension plan liability, net	6,141	9,104
Other long-term liabilities	2,211	1,750
Long-term debt	51,811	56,806
Total liabilities	152,948	153,398
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	9,947	9,052
Treasury stock, at cost - 414,671,385 and 423,343,707 shares	(50,814)	(51,861)
Retained earnings	29,473	34,408
Accumulated other comprehensive loss	(9,550)	(11,659)
Total shareholders’ deficit	(15,883)	(14,999)
Noncontrolling interests	35	153
Total equity	(15,848)	(14,846)
Total liabilities and equity	$137,100	$138,552

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2022	2021
Cash flows – operating activities:
Net loss	($5,053)	($4,290)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	725	833
Treasury shares issued for 401(k) contribution	1,215	1,233
Depreciation and amortization	1,979	2,144
Investment/asset impairment charges, net	112	98
Customer financing valuation adjustments	37
Gain on dispositions, net	(6)	(277)
787 and 777X reach-forward losses		3,460
Other charges and credits, net	364	360
Changes in assets and liabilities –
Accounts receivable	142	(713)
Unbilled receivables	6	(586)
Advances and progress billings	108	2,505
Inventories	420	(1,127)
Other current assets	(591)	345
Accounts payable	838	(3,783)
Accrued liabilities	2,956	(3,687)
Income taxes receivable, payable and deferred	1,347	733
Other long-term liabilities	(158)	(206)
Pension and other postretirement plans	(1,378)	(972)
Customer financing, net	142	210
Other	307	304
Net cash provided/(used) by operating activities	3,512	(3,416)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,222)	(980)
Proceeds from disposals of property, plant and equipment	35	529
Acquisitions, net of cash acquired		(6)
Proceeds from dispositions
Contributions to investments	(5,051)	(35,713)
Proceeds from investments	10,619	45,489
Purchase of distribution rights
Other	(11)	5
Net cash provided by investing activities	4,370	9,324
Cash flows – financing activities:
New borrowings	34	9,795
Debt repayments	(1,310)	(15,371)
Contributions from noncontrolling interests
Repayments of distribution rights and other asset financing
Stock options exercised	50	42
Excess tax benefits from share-based payment arrangements
Employee taxes on certain share-based payment arrangements	(40)	(66)
Common shares repurchased
Dividends paid		—
Other
Net cash used by financing activities	(1,266)	(5,600)
Effect of exchange rate changes on cash and cash equivalents	(73)	(39)
Net increase in cash & cash equivalents, including restricted	6,543	269
Cash & cash equivalents, including restricted, at beginning of year	8,104	7,835
Cash & cash equivalents, including restricted, at end of period	14,647	8,104
Less restricted cash & cash equivalents, included in Investments	33	52
Cash & cash equivalents at end of year	$14,614	$8,052

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2022	2021	2022	2021
Revenues:
Commercial Airplanes	$25,867	$19,493	$9,224	$4,750
Defense, Space & Security	23,162	26,540	6,181	5,862
Global Services	17,611	16,328	4,567	4,291
Boeing Capital	199	272	49	63
Unallocated items, eliminations and other	(231)	(347)	(41)	(173)
Total revenues	$66,608	$62,286	$19,980	$14,793
(Loss)/earnings from operations:
Commercial Airplanes	($2,370)	($6,475)	($626)	($4,454)
Defense, Space & Security	(3,544)	1,544	112	(255)
Global Services	2,727	2,017	634	401
Boeing Capital	29	106	15	7
Segment operating (loss)/earnings	(3,158)	(2,808)	135	(4,301)
Unallocated items, eliminations and other	(1,532)	(1,267)	(785)	(235)
FAS/CAS service cost adjustment	1,143	1,173	297	365
Loss from operations	(3,547)	(2,902)	(353)	(4,171)
Other income, net	1,058	551	336	132
Interest and debt expense	(2,533)	(2,682)	(632)	(661)
Loss before income taxes	(5,022)	(5,033)	(649)	(4,700)
Income tax (expense)/benefit	(31)	743	(14)	536
Net loss	(5,053)	(4,290)	(663)	(4,164)
Less: Net loss attributable to noncontrolling interest	(118)	(88)	(29)	(21)
Net loss attributable to Boeing Shareholders	($4,935)	($4,202)	($634)	($4,143)

Research and development expense, net:
Commercial Airplanes	$1,510	$1,140	$408	$323
Defense, Space & Security	945	818	239	288
Global Services	119	107	30	27
Other	278	184	117	40
Total research and development expense, net	$2,852	$2,249	$794	$678
Unallocated items, eliminations and other:
Share-based plans	($114)	($174)	($50)	($3)
Deferred compensation	117	(126)	(87)	(40)
Amortization of previously capitalized interest	(95)	(107)	(24)	(41)
Research and development expense, net	(278)	(184)	(117)	(40)
Eliminations and other unallocated items	(1,162)	(676)	(507)	(111)
Sub-total (included in core operating loss)	(1,532)	(1,267)	(785)	(235)
Pension FAS/CAS service cost adjustment	849	882	228	306
Postretirement FAS/CAS service cost adjustment	294	291	69	59
FAS/CAS service cost adjustment	1,143	1,173	$297	$365
Total	($389)	($94)	($488)	$130

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31		Three months ended December 31
Commercial Airplanes	2022	2021	2022	2021
737	387	263	110	84
747	5	7	2	3
767	33	32	12	8
777	24	24	6	4
787	31	14	22	—
Total	480	340	152	99

Defense, Space & Security
AH-64 Apache (New)	25	27	5	8
AH-64 Apache (Remanufactured)	50	56	14	14
CH-47 Chinook (New)	19	15	9	3
CH-47 Chinook (Renewed)	9	5	3	—
F-15 Models	12	16	3	5
F/A-18 Models	14	21	3	6
KC-46 Tanker	15	13	6	6
P-8 Models	12	16	2	5
MH-139	4	—	—	—
Commercial and Civil Satellites	4	—	2	—
Military Satellites	1	—	1	—

Total backlog (Dollars in millions)	December 31 2022	December 31 2021
Commercial Airplanes	$329,824	$296,882
Defense, Space & Security	54,373	59,828
Global Services	19,338	20,496
Unallocated items, eliminations and other	846	293
Total backlog	$404,381	$377,499

Contractual backlog	$381,977	$356,362
Unobligated backlog	22,404	21,137
Total backlog	$404,381	$377,499

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2022		Fourth Quarter 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	19,980		14,793
Loss from operations (GAAP)	(353)		(4,171)
Operating margin (GAAP)	(1.8)%		(28.2)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(228)		(306)
Postretirement FAS/CAS service cost adjustment	(69)		(59)
FAS/CAS service cost adjustment	(297)		(365)
Core operating loss (non-GAAP)	($650)		($4,536)
Core operating margin (non-GAAP)	(3.3)%		(30.7)%

Diluted loss per share (GAAP)		($1.06)		($7.02)
Pension FAS/CAS service cost adjustment	($228)	(0.38)	($306)	(0.52)
Postretirement FAS/CAS service cost adjustment	(69)	(0.12)	(59)	(0.10)
Non-operating pension expense	(215)	(0.35)	(147)	(0.26)
Non-operating postretirement expense	(14)	(0.02)	15	0.03
Provision for deferred income taxes on adjustments [1]	110	0.18	104	0.18
Subtotal of adjustments	($416)	($0.69)	($393)	($0.67)
Core loss per share (non-GAAP)		($1.75)		($7.69)

Weighted average diluted shares (in millions)		598.9		590.3
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Full Year 2022		Full Year 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	66,608		62,286
Loss from operations (GAAP)	(3,547)		(2,902)
Operating margin (GAAP)	(5.3)%		(4.7)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(849)		(882)
Postretirement FAS/CAS service cost adjustment	(294)		(291)
FAS/CAS service cost adjustment	(1,143)		(1,173)
Core operating loss (non-GAAP)	($4,690)		($4,075)
Core operating margin (non-GAAP)	(7.0)%		(6.5)%

Diluted loss per share (GAAP)		($8.30)		($7.15)
Pension FAS/CAS service cost adjustment	($849)	(1.43)	($882)	(1.50)
Postretirement FAS/CAS service cost adjustment	(294)	(0.49)	(291)	(0.49)
Non-operating pension expense	(881)	(1.47)	(528)	(0.91)
Non-operating postretirement expense	(58)	(0.10)	(1)	0.00
Provision for deferred income taxes on adjustments [1]	437	0.73	357	0.61
Subtotal of adjustments	($1,645)	($2.76)	($1,345)	($2.29)
Core loss per share (non-GAAP)		($11.06)		($9.44)

Weighted average diluted shares (in millions)		595.2		588.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The table provided below reconciles the non-GAAP financial measure free cash flow with the most directly comparable GAAP financial measure, operating cash flow. See page 5 of this release for additional information on the use of this non-GAAP financial measure.

Full Year 2023
(dollars in billions)	Outlook
Operating Cash Flow	$4.5 - $6.5
Less Additions to Property, Plant & Equipment	($1.5)
Free Cash Flow (non-GAAP)	$3.0 - $5.0